Exhibit 99.1

Synaptics Reports Second Quarter Fiscal 2026 Results

Core IoT product sales increased 53% year-over-year

Q2'26 Financial Results

•Revenue of $302.5 million, up 13% year-over-year
•Fiscal second quarter Core IoT product sales grew by 53% year-over-year
•GAAP gross margin of 43.5%
•Non-GAAP gross margin of 53.6%
•GAAP loss per share of $0.38
•Non-GAAP diluted earnings per share of $1.21

SAN JOSE, Calif., – February 5, 2026 – Synaptics Incorporated (Nasdaq: SYNA) today reported financial results for its second quarter of fiscal 2026 ended December 27, 2025.

Net revenue for the second quarter of fiscal 2026 was $302.5 million. GAAP net loss for the second quarter of fiscal 2026 was $14.8 million, or a loss of $0.38 per basic share. Non-GAAP net income for the second quarter of fiscal 2026 was $48.4 million, or $1.21 per diluted share.

“We delivered another strong quarter, with Core IoT product sales increasing 53% year-over-year, driving total revenue up 13% year-over-year and supporting GAAP and non-GAAP operating margin expansion. The accelerating shift toward physical and edge AI aligns well with our differentiated portfolio of processors, wireless connectivity, and sensing technologies. These trends are creating opportunities to expand into new markets in areas such as robotics, where we are sampling our solutions in humanoids. We believe we are well positioned to capture these opportunities and drive long-term, sustainable growth," said Rahul Patel, Synaptics' President and Chief Executive Officer.

Business Outlook

Ken Rizvi, the Company's Chief Financial Officer, added, “We remain focused on disciplined execution and have delivered double-digit year-over-year revenue growth for the fifth consecutive quarter. We entered the third quarter with a healthy backlog and our guidance reflects continued year-over-year growth. We are generating solid operating cash flow and investing in key organic growth initiatives.”

The third quarter fiscal 2026 outlook information provided below is based on the Company’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Cautionary Statement Regarding Forward-Looking Statements” section below for information on the factors that could cause the Company’s actual results to differ materially from these forward-looking statements.

For the third quarter of fiscal 2026, the Company expects:

	GAAP	Non-GAAP Adjustment	Non-GAAP

Revenue	$290M ± $10M	N/A	$290M ± $10M

Gross Margin*	45.0 percent ± 2.0 percent	$25.5M ± $0.5M	53.5 percent ± 1.0 percent

Operating Expense**	$150M ± $4M	$44M ± $2M	$106M ± $2M

Earnings (loss) per share***	($0.46) ± $0.25	$1.46 ± $0.10	$1.00 ± $0.15

*    Projected Non-GAAP gross margin excludes $24.0 to $25.0 million acquisition and integration-related costs and $1.0 million share-based compensation.
**    Projected Non-GAAP operating expense excludes $38.0 to $40.0 million in share-based compensation costs, $1.0 to $2.0 million in restructuring costs, and $3.0 to $4.0 million in acquisition and integration related costs.
***    Projected Non-GAAP earnings (loss) per share excludes $1.00 to $1.01 in share-based compensation costs, $0.03 to $0.05 in restructuring costs, $0.69 to $0.71 in acquisition and integration related costs, and ($0.16) to ($0.41) in other non-cash and Non-GAAP tax adjustments.
Our outlook is also subject to the fluid macroeconomic landscape, including ongoing global trade and tariff uncertainties (refer to the “Cautionary Statement Regarding Forward-Looking Statements" below).

Earnings Call and Supplementary Materials
The Synaptics second quarter fiscal 2026 teleconference and webcast is scheduled to begin at 2:00 p.m. PT (5:00 p.m. ET), on Thursday, February 5, 2026, during which the Company may discuss forward-looking information.

Speakers:
•Rahul Patel, President and Chief Executive Officer
•Ken Rizvi, Chief Financial Officer

To participate on the live call, analysts and investors should pre-register at Synaptics Q2 FY2026 Earnings Call Registration.
https://register-conf.media-server.com/register/BId1a83a6fb9b24a758eca40c8067eeebe

Supplementary slides, a copy of the prepared remarks, and a live and archived webcast of the conference call will be accessible from the “Investor Relations” section of the company’s website at
https://investor.synaptics.com/.

About Synaptics Incorporated:
Synaptics (Nasdaq: SYNA) is driving innovation in AI at the Edge, bringing AI closer to end users and transforming how we engage with intelligent connected devices, whether at home, at work, or on the move. As a go-to partner for forward-thinking product innovators, Synaptics powers the future with its cutting-edge Synaptics Astra™ AI-Native embedded compute, Veros™ wireless connectivity, and multimodal sensing solutions. We’re making the digital experience smarter, faster, more intuitive, secure, and seamless. From touch, display, and biometrics to AI-enabled wireless connectivity, video, vision, audio, speech, and security processing, Synaptics is a force behind the next generation of technology enhancing how we live, work, and play. Follow Synaptics on LinkedIn, X and Facebook, or visit synaptics.com.

Use of Non-GAAP Financial Information
In evaluating its business, Synaptics considers and uses Non-GAAP Net Income, which we define as net income excluding share-based compensation, acquisition-related costs, and certain other non-cash or recurring and non-recurring items the company does not believe are indicative of its core operating performance, as a supplemental measure of operating performance. Non-GAAP Net Income is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP Net Income. The company presents Non-GAAP Net Income because it considers it an important supplemental measure of its performance since it facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges, acquisition and integration-related costs, restructuring costs, and certain other non-cash or recurring and non-recurring items. Non-GAAP Net Income has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP Net Income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share as compared to its operating results reported under GAAP. In addition, the company presents components of Non-GAAP Net Income, such as Non-GAAP Gross Margin, Non-GAAP operating expenses, Non-GAAP operating margin and Non-GAAP net income per share, for similar reasons.
As presented in the “Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures” tables that follow, Non-GAAP Net Income and each of the other Non-GAAP financial measures excludes one or more of the following items:
Acquisition and integration-related costs
Acquisition and integration-related costs primarily consist of:

•amortization of purchased intangibles, which include acquired intangibles such as developed technology, customer relationships, trademarks, backlog, licensed technology, patents, and in-process technology when post-acquisition development is determined to be substantively complete;
•inventory fair value adjustments affecting the carrying value of inventory acquired in an acquisition;
•transitory post-acquisition incentive programs negotiated in connection with an acquired business or designed to encourage post-acquisition retention of key employees; and
•legal and consulting costs directly associated with acquisitions, potential acquisitions and refinancing costs, including non-recurring acquisition related costs and services.

These acquisition and integration-related costs are not factored into the company’s evaluation of its ongoing business operating performance or potential acquisitions, as they are not considered as part of the company’s principal operations. Further, the amount of these costs can vary significantly from period to period based on the terms of an earn-out arrangement, revisions to assumptions that went into developing the estimate of the contingent consideration associated with an earn-out arrangement, the size and timing of an acquisition, the lives assigned to the acquired intangible assets, and the maturity of the business acquired. Excluding acquisition related costs from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability and potential earnings volatility associated with purchase accounting and acquisition-related items.

Share-based compensation
Share-based compensation expense relates to employee equity award programs and the vesting of the underlying awards, which includes stock options, deferred stock units, market stock units, performance stock units, phantom stock units and the employee stock purchase plan. Share-based compensation settled with stock, which includes stock options, deferred stock units, market stock units, performance stock units and the employee stock purchase plan, is a non-cash expense, while share-based compensation settled with cash, which includes phantom stock units, is a cash expense. Settlement of all employee equity award programs, whether settled with cash or stock, varies in amount from period to period and is dependent on market forces that are often beyond the company’s control. As a result, the company excludes share-based compensation from its internal operating forecasts and models. The company believes that Non-GAAP measures reflecting adjustments for share-based compensation provide investors with a basis to compare the company’s principal operating performance against the performance of peer companies without the variability created by share-based compensation resulting from the variety of equity-linked compensatory awards used by other companies and the varying methodologies and assumptions used.

Restructuring costs
Restructuring costs are costs incurred to address cost structure inefficiencies of acquired or existing business operations and consist primarily of employee termination, asset disposal and office closure costs, including the reversal of such costs. As a result, the company excludes restructuring costs from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting adjustments for restructuring costs provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by restructuring costs designed to address cost structure inefficiencies of acquired or existing business operations.

Legal settlement accruals and other
Legal settlement accruals and other represent our estimated cost of settling legal claims and any obligations to indemnify a counterparty against third party claims that are unusual or infrequent. As a result, the company will exclude these settlement charges from its internal operating forecasts and models when evaluating its ongoing business performance. The company believes that Non-GAAP measures reflecting an adjustment for settlement charges provide investors with a basis to compare the company’s principal operating performance against the performance of other companies without the variability created by unusual or infrequent settlement accruals designed to address non-recurring or non-routine costs.

Loss on early extinguishment of debt
Loss on early extinguishment of debt represents a non-cash item based on the difference in the carrying value of the debt and the fair value of the debt when extinguished. Loss on early extinguishment of debt is excluded from Non-GAAP results as it is non-cash. Excluding loss on early extinguishment of debt from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with loss on early extinguishment of debt.

Other non-cash items
Other non-cash items include non-cash amortization of debt discount and issuance costs. These items are excluded from Non-GAAP results as they are non-cash. Excluding other non-cash items from Non-GAAP measures provides investors with a basis to compare Synaptics against the performance of other companies without the variability associated with other non-cash items.

Other miscellaneous income
Other miscellaneous income items include funds previously paid to third parties refunded back to the company. These miscellaneous items are excluded from our non-GAAP results because they are not indicative of the company’s core operating performance. Management believes that adjusting for these items enhances investors’ ability to meaningfully compare the company’s ongoing financial performance with that of other companies by removing variability caused by infrequent or non-routine personnel-related costs.

Non-GAAP tax adjustments
The company forecasts its long-term Non-GAAP tax rate in order to provide investors with improved long-term modeling accuracy and consistency across financial reporting periods by eliminating the effects of certain items in our Non-GAAP net income and Non-GAAP net income per share, including the type and amount of share-based compensation, the taxation of post-acquisition intercompany intellectual property cross-licensing or transfer transactions, and the impact of other acquisition items that may or may not be tax deductible. The company intends to evaluate its long-term Non-GAAP tax rate annually for significant events, including material tax law changes in the major tax jurisdictions in which the company operates, corporate organizational changes related to acquisitions or tax planning opportunities, and substantive changes in our geographic earnings mix.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect the company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business, including statements regarding the company’s financial guidance for the third quarter of fiscal 2026, anticipated business trends and growth drivers in Core IoT and Edge AI, product development and integration activities, strategic and technology investments, operational discipline, backlog, demand conditions, and capital allocation initiatives, including share repurchases, subject to market conditions, liquidity and board authorization. Such statements do not relate strictly to historical or current facts and may be identified by words such as “expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” "commit," “will,” “should,” variations of such words, or other words and terms of similar meaning.

All forward-looking statements are based upon the company’s current expectations or various assumptions. The company’s expectations and assumptions are expressed in good faith, and the company believes there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those set out in the forward-looking statements include, but are not limited to: macroeconomic uncertainties in the United States and globally, including the effects of trade restrictions, tariffs, inflation, changes in export controls or other laws affecting trade and investment, or geopolitical tensions such as the conflict in the Middle East, any of which may lead to reduced customer demand, supply chain disruptions, increased costs, and operational adjustments (such as reductions in force); the company’s ability to successfully execute on its strategies, including new product introductions, acquisitions and strategic partnerships; manufacturing and supply chain risks, including the company’s dependence on third parties to maintain satisfactory manufacturing yields and deliverable schedules, constraints or imbalances in the availability of critical components (including memory components used in combination with our products) or delays from third-party foundries and assemblers; risks related to customer concentration, inventory corrections, or changes in end-market adoption trends; the company’s dependence on one or more large customers, including risks relating to the loss or non-renewal of contracts with key customers; the company’s exposure to industry downturns and cyclicality in its target markets; expectations related to our financial performance for the upcoming quarter; demand variability in the Core IoT and Enterprise and Automotive markets; inflationary pressures, fluctuating interest rates, and exchange rate volatility; the company’s ability to execute on its cost reduction initiatives and to achieve expected synergies and expense reductions; the company’s ability to maintain and build relationships with its customers; the company’s indemnification obligations for any third party claims; risks associated with leadership transitions, including continuity and retention of key technical or managerial personnel; risks related to our ability to deliver expected financial or strategic benefits from investing in growth while simultaneously returning capital to stockholders through share repurchases; and other risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q; and other risks as identified from time to time in the company’s Securities and Exchange Commission reports.

Forward-looking statements contained in this press release are based on information available to the company as of the date of hereof, and the company assumes no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For more information, please contact:
Munjal Shah
Head of Investor Relations
+1-408-518-7639
munjal.shah@synaptics.com

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	December 2025	June 2025
ASSETS
Current Assets:
Cash and cash equivalents	$437.4	$391.5
Short-term investments	—	61.0
Accounts receivable, net	132.7	130.3
Inventories	158.0	139.5
Prepaid expenses and other current assets	42.9	29.6
Total current assets	771.0	751.9
Property and equipment, net	83.1	72.1
Goodwill	872.3	872.3
Acquired intangible assets	235.5	262.2
Deferred tax assets	418.0	408.8
Non-current other assets	183.4	217.1
Total assets	$2,563.3	$2,584.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$95.7	$98.5
Accrued liabilities	167.7	172.4
Total current liabilities	263.4	270.9
Long-term debt	836.0	834.8
Other long-term liabilities	80.1	83.8
Total liabilities	1,179.5	1,189.5
Stockholders' Equity:
Common stock and additional paid-in capital	$1,279.8	$1,211.9
Treasury stock	(1,050.5)	(1,006.9)
Retained earnings	1,154.5	1,189.9
Total stockholders' equity	$1,383.8	$1,394.9
Total liabilities and stockholders’ equity	$2,563.3	$2,584.4

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December		December
	2025	2024	2025	2024
Net revenue	$302.5	$267.2	$595.0	$524.9
Acquisition-related costs (1)	30.2	20.8	60.7	41.6
Cost of revenue	140.6	124.2	278.0	240.2
Gross margin	131.7	122.2	256.3	243.1
Operating expenses:
Research and development	95.1	83.3	189.5	164.6
Selling, general, and administrative	47.8	49.5	94.0	99.5
Acquired intangibles amortization (1)	3.8	3.8	8.5	7.6
Restructuring costs (2)	0.1	0.8	2.6	15.0
Total operating expenses	146.8	137.4	294.6	286.7
Operating loss	(15.1)	(15.2)	(38.3)	(43.6)
Interest expense and other, net	(2.4)	(4.3)	(1.9)	(10.2)
Loss on early extinguishment of debt	—	(6.5)	—	(6.5)
Loss before benefit from income taxes	(17.5)	(26.0)	(40.2)	(60.3)
Benefit from income taxes	(2.7)	(27.8)	(4.8)	(39.0)
Net loss	$(14.8)	$1.8	$(35.4)	$(21.3)
Net loss per share:
Basic	$(0.38)	$0.05	$(0.91)	$(0.54)
Diluted	$(0.38)	$0.05	$(0.91)	$(0.54)
Shares used in computing net loss per share:
Basic	38.9	39.7	38.9	39.7
Diluted	38.9	39.8	38.9	39.7
(1) These acquisition related costs and acquired intangibles amortization consist primarily of amortization associated with certain acquired intangible assets.
(2) Restructuring costs primarily include severance and lease related costs associated with operational restructurings.

SYNAPTICS INCORPORATED
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December		December
	2025	2024	2025	2024
GAAP gross margin	$131.7	$122.2	$256.3	$243.1
Acquisition and integration related costs	30.2	20.8	60.7	41.6
Share-based compensation	0.2	0.3	0.6	(2.4)
Non-GAAP gross margin	$162.1	$143.3	$317.6	$282.3
GAAP gross margin - percentage of revenue	43.5%	45.7%	43.1%	46.3%
Acquisition and integration related costs - percentage of revenue	10.0%	7.8%	10.2%	7.9%
Share-based compensation - percentage of revenue	0.1%	0.1%	0.1%	(0.5%)
Non-GAAP gross margin - percentage of revenue	53.6%	53.6%	53.4%	53.8%
GAAP research and development expense	$95.1	$83.3	$189.5	$164.6
Share-based compensation	(21.6)	(15.6)	(42.4)	(30.1)
Non-GAAP research and development expense	$73.5	$67.7	$147.1	$134.5
GAAP selling, general, and administrative expense	$47.8	$49.5	$94.0	$99.5
Share-based compensation	(16.9)	(18.7)	(32.4)	(34.1)
Acquisition and integration related costs	(0.2)	(1.4)	(0.5)	(4.7)
Legal settlement accruals and other	—	—	—	(2.2)
Non-GAAP selling, general, and administrative expense	$30.7	$29.4	$61.1	$58.5
GAAP operating loss	$(15.1)	$(15.2)	$(38.3)	$(43.6)
Acquisition and integration related costs	34.2	26.0	69.7	53.9
Share-based compensation	38.7	34.6	75.4	61.8
Legal settlement accruals and other	—	—	—	2.2
Restructuring costs	0.1	0.8	2.6	15.0
Non-GAAP operating income	$57.9	$46.2	$109.4	$89.3
GAAP net income (loss)	$(14.8)	$1.8	$(35.4)	$(21.3)
Acquisition and integration related costs	34.2	26.0	69.7	53.9
Share-based compensation	38.7	34.6	75.4	61.8
Restructuring costs	0.1	0.8	2.6	15.0
Legal settlement accruals and other	—	—	—	2.2
Loss on early extinguishment of debt	—	6.5	—	6.5
Other non-cash items	0.8	0.6	1.5	1.2
Other miscellaneous income	—	—	(2.3)	—
Non-GAAP tax adjustments	(10.6)	(33.7)	(19.7)	(50.2)
Non-GAAP net income	$48.4	$36.6	$91.8	$69.1
GAAP net income (loss) per share	$(0.38)	$0.05	$(0.91)	$(0.54)
Acquisition and integration related costs	0.88	0.65	1.79	1.36
Share-based compensation	0.99	0.87	1.94	1.56
Restructuring costs	—	0.02	0.07	0.38
Legal settlement accruals and other	—	—	—	0.06
Loss on early extinguishment of debt	—	0.16	—	0.16
Other non-cash items	0.02	0.02	0.04	0.03
Other miscellaneous income	—	—	(0.06)	—
Non-GAAP tax adjustments	(0.27)	(0.85)	(0.51)	(1.26)
Share adjustment	(0.03)	—	(0.07)	(0.02)
Non-GAAP net income per share - diluted	$1.21	$0.92	$2.29	$1.73
Shares used in per share calculation - diluted on GAAP basis	38.9	39.7	38.9	39.7
Non-GAAP adjustment (1)	1.1	0.1	1.2	0.3
Shares used in per share calculation - diluted on non-GAAP basis	40.0	39.8	40.1	40.0

(1) Shares used for net income per share on non-GAAP basis represent the diluted share count that would have been used for GAAP purposes if GAAP results were in a profit position. Therefore, the adjustment represents the net incremental dilutive shares from employee equity programs in accordance with the treasury stock method. There is no dilution in our non-GAAP diluted share count from our convertible debt instrument under the if-converted method, as the conversion rate exceeded the average market value of our stock.

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	December
	2025	2024
Net loss	$(35.4)	$(21.3)
Non-cash operating items	155.7	97.3
Changes in working capital	(60.3)	(64.6)
Net cash provided by operating activities	60.0	11.4

Acquisition of business, net of cash and cash equivalents acquired	—	(0.8)
Proceeds from maturity of investments	61.0	—
Purchases of property and equipment and other	(23.8)	(13.8)
Net cash provided by (used in) investing activities	37.2	(14.6)

Proceeds from issuance of convertible senior notes, net of issuance costs	—	439.5
Payment of debt issuance costs on convertible senior notes and revolving credit facility	—	(4.4)
Payments for capped call transactions related to the convertible senior notes	—	(49.9)
Equity compensation, net	(7.5)	(6.6)
Repurchases of common stock, exclusive of excise taxes	(43.6)	(74.5)
Repayment of debt	—	(583.5)
Other	—	1.2
Net cash used in financing activities	(51.1)	(278.2)
Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.6
Net increase (decrease) in cash and cash equivalents	45.9	(280.8)
Cash and cash equivalents, beginning of period	391.5	876.9
Cash and cash equivalents, end of period	$437.4	$596.1